Exhibit 99.1

Contact:

Shari Annes, Investor Relations

650-888-0902

sannes@annesassociates.com

Hyperion Therapeutics Announces Fourth Quarter and Full Year 2012

Operating Results

South San Francisco, CA – February 25, 2013 – Hyperion Therapeutics, Inc. (Nasdaq GM: HPTX) today reported financial operating results for the fourth quarter and the year ended December 31, 2012.

According to Chief Executive Officer, Donald J. Santel, “Since the FDA’s approval of RAVICTI™ (glycerol phenylbutyrate) on February 1st, we have been singularly focused on our commercial roll-out and expect to have product available for launch by the end of April. Specifically, we have begun the training of our sales and market access field teams and have initiated reimbursement dialogues with key private and public payers. We also expect to begin the final due diligence review related to our option to purchase BUPHENYL® (sodium phenylbutyrate) Tablets and Powder and AMMONUL® (sodium phenylacetate and sodium benzoate) injection 10%/10% from Valeant in the near future.”

Fourth Quarter and Full Year 2012 Financial Results

Hyperion reported net losses of $8.3 million and $32.3 million for the fourth quarter and year ended December 31, 2012, respectively, compared with net losses of $8.7 million and $29.4 million for the same periods of 2011.

Research and development expenses for the fourth quarter 2012 were $3.0 million compared with $3.5 million for the same period in 2011. For the full year 2012, research and development expenses were $17.1 million compared with $17.2 million for the full year 2011. The decrease for both the fourth quarter and full year for research and development expenses was primarily due to reduced clinical development and consulting expenses related to the company’s HE Phase II trial and the long-term safety extension trial in adults with UCD both of which were largely completed in 2011. These decreases were partially offset by increases in 2012 in manufacturing related expenses, which were expensed to research and development as RAVICTI was not yet approved as well as the $5.7 million in expenses incurred in connection with the purchase of RAVICTI.

General and administrative expenses for the fourth quarter 2012 were $2.5 million compared to $3.1 million for the same period of 2011. For the full year 2012, general and administrative expenses decreased to $7.5 million compared to $8.2 million for the full year 2011. The decrease in the fourth quarter compared to the same period last year was primarily due to the decrease in certain non-recurring legal costs incurred in 2011. The decrease for the full year 2012 was primarily due to the decrease in these legal costs partially offset by increases in compensation-related, consulting and insurance expenses.

Selling and marketing expenses for the fourth quarter 2012 were $2.3 million, compared to $0.1 million for the same period of 2011. For the full year 2012, selling and marketing expenses were $4.0 million compared to $0.8 million for the same period of 2011. The increase for both the fourth quarter and the full year was primarily due to increases in compensation-related expenses related to new hires as well as consulting fees as the company strategically expanded its commercial infrastructure in preparation for the commercialization of Ravicti in UCD.

As of December 31, 2012, Hyperion had cash and cash equivalents of $49.9 million.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases and hepatology. For more information, please visit www.hyperiontx.com

Forward-Looking Statements:

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our expectations regarding the timing of any commercial launch of Ravicti. Forward-looking statements in this release involve substantial risks and uncertainties that could cause future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks related to: the uncertain clinical development process; that the U.S. Food and Drug Administration may not be satisfied with preclinical data, including carcinogenicity data; or the success and timing of commercialization efforts; the fact that the patient population suffering from UCD is small and has not been established with precision; the ability to obtain adequate clinical supplies of Ravicti; and the ability to raise sufficient capital to complete the development of and commercialize Ravicti in UCD. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the section entitled “Risk Factors” in Hyperion’s Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission.

Hyperion Therapeutics, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended December 31, (Unaudited)		Twelve Months Ended December 31,(1)
	2012	2011	2012	2011
Operating expenses
Research and development	$3,033	$3,544	$17,046	$17,236
General and administrative	2,450	3,058	7,530	8,162
Selling and marketing	2,312	132	3,957	761

Total operating expenses	7,795	6,734	28,533	26,159

Loss from operations	(7,795)	(6,734)	(28,533)	(26,159)
Interest income	1	9	12	28
Interest expense	(491)	(867)	(3,703)	(2,554)
Other income (expense), net	—	(1,062)	(39)	(731)

Net loss attributable to common stockholders	$(8,285)	$(8,654)	$(32,263)	$(29,416)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.50)	$(18.44)	$(4.45)	$(62.68)

Weighted average number of shares used to compute net loss per share of common stock:
Basic and diluted	16,613,320	469,319	7,256,537	469,319

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Hyperion Therapeutics, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2012 (1)	December 31, 2011 (1)
Assets
Current assets
Cash and cash equivalents	$49,853	$7,018
Prepaid expenses and other current assets	1,155	741
Restricted cash	—	305

Total current assets	51,008	8,064
Property and equipment, net	49	19
Restricted cash	—	25
Other non-current assets	147	34

Total assets	$51,204	$8,142

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,177	$1,887
Accrued liabilities	2,540	3,310
Call option liability	—	737
Convertible notes payable	—	23,412
Notes payable, current portion	4,348	—

Total current liabilities	9,065	29,346
Warrants liability	—	2,574
Notes payable, net of current portion	7,750	—

Total liabilities	16,815	31,920

Convertible preferred stock	—	58,326

Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock	2	—
Additional paid-in capital	173,384	24,630
Deficit accumulated during the development stage	(138,997)	(106,734)

Total stockholders’ equity (deficit)	34,389	(82,104)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$51,204	$8,142

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

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